PART I

Item 1. Business.

GENERAL ELECTRIC CAPITAL CORPORATION

General Electric Capital Corporation (herein, together with its consolidated affiliates, called we, us or our unless the context otherwise requires) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc. (GE Capital Services), formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company (GE Company or GE). Our business originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the types and brands of products financed and the services offered are significantly more diversified. GE Company manufactures few of the products that we finance.

            We operate in four key operating segments that are described below. These operations are subject to a variety of regulations in their respective jurisdictions.

            Our services are offered primarily in the United States, Canada, Europe and the Pacific Basin. Our principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927. At December 31, 2002, we employed approximately 93,000 persons.

            Our financial information, including the information contained in this report filed on Form 10-K; quarterly reports on Form 10-Q; current reports on Form 8-K; and any amendments to the above mentioned reports, may be viewed on the Internet at www.ge.com/en/company/investor/secfilings.htm.  Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, CT, 06431.  Alternatively, reports filed with the SEC may be viewed or obtained at the SEC Public Reference Room in Washington, D.C., or at the SEC's Internet site at www.sec.gov.

OPERATING SEGMENTS

On July 26, 2002, General Electric Company issued a press release announcing organization changes that resulted in our becoming four separate GE financial services businesses. These businesses, GE Commercial Finance, GE Consumer Finance, GE Equipment Management, and GE Insurance, provide a wide variety of financing, asset management, and insurance products and services. Refer to Item 7, "Management's Discussion and Analysis of Results of Operations," in this Annual Report on Form 10-K for a discussion of our principal businesses by operating segment.

GE COMMERCIAL FINANCE

GE Commercial Finance offers businesses of all sizes an array of financial services and products worldwide. With a particular expertise in the mid-market segment, GE Commercial Finance provides loans, financing and operating leases, and other services for customers, including manufacturers, distributors and end-users, for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial real estate loans and investments, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. A description of GE Commercial Finance's principal businesses follows.

Commercial Equipment Financing

Commercial Equipment Financing (CEF) offers large and small companies a broad line of leases and loans. Customers include manufacturers, distributors, dealers, end-users, and municipalities. Financial products include financing for construction equipment, corporate aircraft, medical equipment, trucks and trailers. CEF also furnishes customers with direct-source tax-exempt finance programs, as well as lease and sale/leaseback offerings. Products are either held for CEF's own account or brokered to third parties. Transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets. During 2002, CEF purchased certain assets and liabilities from Finova Corporation, Comdisco Corporation and Australian Guarantee Corporation.

            The global commercial equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

            CEF operates from offices throughout the Americas, Europe, Asia and Australia and through joint ventures in Indonesia and China. CEF headquarters are in Danbury, Connecticut.

Real Estate

Real Estate is one of the world's leading providers of debt and equity capital to the global commercial real estate market.  Real Estate provides funds for the acquisition, refinancing and renovation of real estate assets as well as making equity investments in real estate throughout the United States, Canada, Mexico, Europe and Asia. Lending is a major portion of Real Estate's business in the form of intermediate-term senior and subordinated fixed and floating-rate loans secured by existing income-producing commercial properties such as office buildings, apartment buildings, retail centers, warehouses and hotels. Loans range from single-property mortgages typically not less than $1 million to multi-property portfolios of several hundred million dollars.  Real Estate's business also includes the origination and subsequent securitization of low leverage real estate loans, which are intended to be held less than one year before sale.  Additionally, Real Estate purchases and provides restructuring financing for portfolios of real estate, mortgage loans, limited partnerships, and tax-exempt bonds.

            Real Estate holds equity positions in a diversified portfolio of real estate assets via direct real estate ownership and joint venture interests.  Property types include apartment buildings, self-storage facilities, warehouses, parking facilities, retail centers and office properties. Real Estate's equity holdings increased in 2002 with the acquisition of Security Capital Group Incorporated, an international real estate operating company. This acquisition provided Real Estate with ownership positions in self-storage facilities, parking facilities, grocery-anchored neighborhood retail centers, warehouse facilities and distribution services, senior assisted living facilities, office properties and real estate investment advisory businesses. Also in 2002, Real Estate purchased the commercial real estate and asset-based lending portfolios from DaimlerChrysler Capital Services.

            Competition is intense in each of Real Estate's areas and across all product lines.  Competitors include local, regional and, increasingly, multi-national lenders and investors.  Important competitive factors in Real Estate's lending activities include financing rates, loan proceeds, loan structure, the ability to fund transactions efficiently, and the outlook of local real estate markets.  Where Real Estate provides equity capital, principal competitive factors include the valuation of underlying properties and investment structure as well as transaction cycle time.

            Real Estate has offices throughout the United States, as well as in Canada, Mexico, Europe and Asia. Real Estate headquarters are in Stamford, Connecticut.

Commercial Finance

Commercial Finance (CF) is a leading global provider of revolving and term debt and equity to finance acquisitions, business expansion, bank refinancings, recapitalizations and other special situations. Products also include asset securitization facilities, capital expenditure lines and bankruptcy-related facilities, as well as factoring services. Loan transactions range in size from under $5 million to over $200 million. CF's clients are owners, managers and buyers of both public and private companies, principally manufacturers, distributors, retailers and diversified service providers. CF has industry specialists focused on the retail, and media and communications industries. CF also provides senior debt, subordinated debt and bridge financing to buyout and private equity firms.

            The corporate financing business is characterized by intense competition from a variety of lenders and factoring services providers, including local, regional, national and international banks and non-bank financing institutions.  Competition is based on interest rates, fees, credit terms, and transaction structures.  In addition to these factors, successful management of credit risks within the existing customer loan portfolio also affects profitability. Important factors to continued success include maintaining deal structuring expertise, strong risk management systems, and collateral management knowledge.

            CF headquarters are in Stamford, Connecticut.  CF has lending operations in 25 cities, including international offices in Canada, Mexico, Thailand, Korea, Singapore, The Netherlands, and the United Kingdom, and also has significant factoring operations in the U.S., France, Mexico, the United Kingdom and Italy serving U.S. and European companies.

Structured Finance Group

Structured Finance Group (SFG) provides equity, debt and structured investments to clients throughout the world. SFG's clients are primarily in the global energy, telecommunications, industrial and transportation sectors and range from household names to early stage businesses. SFG combines industry and technical expertise to deliver a full range of sophisticated financial services and products. Services include corporate finance, acquisition finance and project finance (construction and term). Products include a variety of debt and equity instruments, as well as structured transactions, including leases and partnerships. In November 2002, SFG acquired part of the structured finance unit of Asea Brown Boveri (ABB).  The acquired structured finance business includes global infrastructure financing, equipment leasing and financing businesses.  This acquisition will increase SFG's presence in the project and trade finance markets.

            SFG's competition is diverse and global, ranging from large financial institutions to small niche capital providers. Additionally, two of SFG's client industry segments, telecommunications and energy, are faced with extraordinary challenges fostered by deregulation, globalization and technical innovation. Both of these industries have been recently experiencing significant volatility in demand for their products and services. For SFG to remain competitive, SFG must provide capital to borrowers in innovative and unique ways based on industry knowledge and competitive pricing and properly assess credit risks and effectively manage portfolios.

            SFG headquarters are in Stamford, Connecticut, and it has offices in Chicago, Illinois; Houston, Texas; New York, New York; Denver, Colorado; and San Francisco, California. Internationally, SFG is represented in London, England; Zurich, Switzerland; Stockholm, Sweden; Oslo, Norway; and Tokyo, Japan.

Aviation Services

Aviation Services, the world's foremost aircraft leasing company, is a global commercial aviation financial services business that offers a broad range of financial products to airlines, aircraft operators, owners, lenders and investors. Financial products include leases, aircraft purchasing and trading, loans, engine/spare parts financing, pilot training, fleet planning and financial advisory services.

            Following the events of September 11, 2001, many of our airline customers have experienced financial difficulties. In face of declining traffic, they have responded by curtailing flight schedules and deferring and canceling deliveries of commercial aircraft. Deteriorating aircraft utilization and pricing affects Aviation Services, which owned 1,161 commercial aircraft at December 31, 2002, when, despite pressure on the industry, 1,149, or 99% were on lease. We believe, however, that the financial difficulties of our airline customers will continue to weigh on the airline industry in 2003.

            Aviation Services headquarters are in Stamford, Connecticut, with regional offices in Shannon, Republic of Ireland; New York, New York; Miami, Florida; Chicago, Illinois; Vienna, Austria; Toulouse, France; Luxembourg; Beijing and Hong Kong, China; Tokyo, Japan; and Singapore.

Vendor Financial Services

Vendor Financial Services (VFS) provides financial services to over 100 equipment manufacturers and more than 4,500 dealers/distributors in North America, Europe and Asia (including Japan). Customers include major U.S. and non-U.S. manufacturers in a variety of industries including information technology, office equipment, telecommunications, energy and industrial equipment. VFS establishes sales financing in two ways - by forming captive partnerships with manufacturers that do not have them, and by outsourcing captive partnerships from manufacturers that do (captive partnerships provide sales financing solely for products of a given manufacturer). VFS offers industry-specific knowledge, leading edge technology, leasing and equipment expertise, and global capabilities. In addition, VFS provides an expanding array of related financial services to customers, including trade payables services. In November 2002, VFS acquired the stock of Deutsche Financial Services which became a VFS business line, Commercial Distribution Finance (CDF).  CDF is a leading global provider of specialized distribution financing programs and services including inventory financing, accounts receivable financing, formula based lending, private label financing, rental finance, warranty and collateral management services.  VFS is a premier value added technical distributor of computer products, solutions and services.  VFS provides solutions to increase its partners' profitability and competitive advantage by focusing on the technology areas of security, storage and networking, and through its partnership with Sun Microsystems Inc. as a leading distributor of their products and services.  VFS provides a full array of services, technical support and financing programs.

            A further economic slowdown could impact the equipment financing industry, intensifying a competitive pricing environment, pressure delinquencies and residual realizations, and pressure any recourse obligations from vendor relationships. For VFS to remain competitive VFS must, among other things, drive down costs through significant investment in productivity initiatives and continue to manage effectively its spread of risk in industry sectors and equipment categories in conjunction with vendor partners.

            VFS has sales offices throughout the United States, Canada, Europe, Asia (including Japan), and Australia. VFS headquarters are in Danbury, Connecticut.

GE CONSUMER FINANCE

GE Consumer Finance is a leading provider of credit services to consumers, retailers and auto dealers in 35 countries around the world. GE Consumer Finance provides private-label credit card loans, personal loans, time sales and revolving credit, residential mortgage financing, inventory financing for retail merchants, and auto leasing and inventory financing. A description of GE Consumer Finance's principal businesses follows.

Global Consumer Finance

Global Consumer Finance (GCF) is a leading provider of credit and insurance products and services to non-U.S. retailers and consumers. GCF provides private-label credit cards and proprietary credit services to retailers in Europe, Asia and, to a lesser extent, Central and South America, including Tesco, Metro and Wal-Mart, as well as offering a variety of direct-to-consumer credit programs such as consumer loans, auto loans and finance leases, mortgages, debt consolidation, bankcards and the distribution of credit insurance. In May 2002, GCF acquired 100% of the Australian Guarantee Corporation (AGC) from Westpac Banking Corporation Limited.  AGC, based in Sydney, Australia, is a leading provider of consumer auto lending and retail sales finance in Australia and New Zealand. Also in 2002, GCF acquired 100% of Time Retail Finance.

            GCF's operations are subject to a variety of bank and consumer protection regulations in their respective jurisdictions and a number of countries have ceilings on rates chargeable to consumers in financial service transactions. The consumer lending market is also subject to the risk of declining retail sales, changes in interest and currency exchange rates, increases in personal bankruptcy filings and payment delinquencies.

            The businesses in which GCF engages are subject to competition from various types of financial institutions including commercial banks, leasing companies, consumer loan companies, independent finance companies, manufacturers' captive finance companies, and insurance companies. Cross selling multiple products into its customer base is a critical success factor for GCF.

            GCF provides financing to consumers through operations in countries including Argentina, Australia, Austria, Brazil, the Caribbean countries, the Czech Republic, Denmark, France, Germany, Hong Kong, Hungary, India, Indonesia, Italy, Japan, Korea, Mexico, New Zealand, Norway, Poland, Portugal, Republic of Ireland, Singapore, Slovakia, Slovenia, Spain, Sweden, Switzerland, Taiwan, Thailand, and the United Kingdom.  GCF headquarters are in Stamford, Connecticut.

Card Services

Card Services (CS) is a leading provider of sales financing services to North American retailers in a broad range of consumer industries. CS offers customized private-label credit card solutions designed to attract and retain customers for retailers such as JC Penney, ExxonMobil, Wal-Mart, Sam's Club, Macy's and Lowe's. CS provides financing directly to customers of retailers or purchases the retailers' customer receivables. The terms for these financing plans differ according to the size of contract and credit standing of the customer.  Financing is provided to consumers under contractual arrangements, both with and without recourse to retailers. CS' wide range of financial services includes application processing, sales authorization, statement billings, customer services and collection services. Additionally, CS issues and services the GE Capital Corporate Card product, providing payment and information systems which help medium and large-sized companies reduce travel costs, and the GE Capital Purchasing Card product, which helps customers streamline their purchasing and accounts payable processes.  In June 2002, CS acquired the remaining 50% of the Monogram Credit Services, LLC (MCS) joint venture from Banc One, for $531 million.

            CS' operations are subject to a variety of bank and consumer protection regulations.  The unsecured consumer lending market's principal methods of competition are price, servicing capability including Internet value added e-services, promotional marketing, and risk management capability.  The unsecured consumer lending market is subject to various risks including declining retail sales, increases in personal bankruptcy filings, increasing payment delinquencies and rising interest rates.

            CS operates principally in the United States and Canada.  CS headquarters are in Stamford, Connecticut.

GE EQUIPMENT MANAGEMENT

GE Equipment Management helps customers manage, finance and operate a wide variety of business equipment worldwide. With assets of more than $26 billion, GE Equipment Management provides leases, loans, sales and asset management services for portfolios of commercial and transportation equipment, including tractors, trailers, auto fleets, railroad rolling stock, intermodal shipping containers and modular space units.

            GE Equipment Management operates in highly competitive markets. Economic conditions, geographic location, pricing and equipment availability are important factors in this business. Future success will depend upon the ability to maintain a large and diverse customer portfolio, optimize asset mix, maximize asset utilization and effectively manage credit risk. In addition, GE Equipment Management seeks to understand and deliver unique product and service offerings to its customers in the most efficient and cost effective manner.

GE INSURANCE

GE Insurance offers a broad range of insurance and investment products. GE Insurance helps consumers create and preserve personal wealth, protect assets and enhance their life styles. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. For state and local governments and other public entities, it offers financial guarantees for a variety of debt securities. GE Insurance headquarters are in Richmond, Virginia. A description of GE Insurance's principal businesses follows.

GE Financial Assurance

GE Financial Assurance (GEFA) provides a wide variety of insurance, protection and asset management products to help consumers achieve financial security at every stage of life. GEFA's strategy is to provide dependable products to address consumers' needs for wealth accumulation, retirement income, personal protection, and wealth transfer needs. These products are sold through a family of regulated insurance and annuity affiliates. GEFA's principal product lines in North America and Asia are annuities (deferred and immediate, fixed and variable), life insurance (universal, term, ordinary and group), guaranteed investment contracts including funding agreements, long-term care insurance, supplementary accident and health insurance and consumer club memberships. GEFA's principal product lines and services in Europe are payment protection insurance (designed to protect customers' loan repayment obligations), personal investment products, and travel and personal accident insurance. GEFA's product distribution in North America, Europe and Asia is accomplished primarily through four channels: intermediaries (brokerage general agencies, banks and securities brokerage and financial planning firms), dedicated sales forces and financial advisors, worksite distribution, and direct and affinity marketing.

            GEFA recognizes that consolidation in the financial services industry will create fewer but larger competitors. GEFA believes that the principal competitive factors in the sale of insurance and investment products are product features, distribution strength, commission structure, perceived stability of the insurer, claims paying ability ratings, service, name recognition, price and cost efficiency, and strong compliance practices. GEFA's ability to compete is affected by its ability to provide competitive products and quality service to the consumer, general agents, licensed insurance agents and brokers; to maintain operating scale; and to continually reduce its expenses through the elimination of duplicate functions and enhanced technology.

            Many of GEFA's activities are regulated by a variety of insurance and other regulators. GEFA headquarters are in Richmond, Virginia.

Mortgage Insurance

Mortgage Insurance protects lenders and investors against the risks of default on low-down-payment mortgages. More than a quarter million customers per year obtain low-down-payment mortgages and Mortgage Insurance now has a no-down-payment product as well. Mortgage Insurance is engaged principally in providing residential mortgage guaranty insurance in the United States, United Kingdom, Canada and Australia. At December 31, 2002, Mortgage Insurance was the mortgage insurance carrier for over 2.1 million residential homes, with total insurance in force aggregating approximately $212.6 billion and total risk in force aggregating approximately $101.5 billion. When a valid claim is received, Mortgage Insurance either pays up to a guaranteed percentage based on the specified coverage, or pays the mortgage and delinquent interest, taking title to the property and arranging for its sale.

            The mortgage insurance industry is sensitive to the interest rate environment and housing market conditions. The mortgage insurance industry is intensely competitive as excess market capacity seeks to underwrite business being generated from a consolidating customer base.  In addition, considerable influence is exerted on the industry by two government-sponsored enterprises, which buy the majority of the loans insured by mortgage insurers. Mortgage Insurance headquarters are in Raleigh, North Carolina.

ALL OTHER GECS

All Other GECS includes activities and businesses that we do not measure within one of the four operating segments.  A description of All Other GECS principal businesses follows.

Information Technology Solutions

Information Technology Solutions (IT Solutions) is a provider of a broad array of information technology products and services, including full life cycle services that provide customers with cost-effective control and management of their information systems. Products offered include desktop personal computers, client server systems, UNIX systems, local and wide area network hardware, and software. Services offered include remote network/server monitoring and management, client support covering asset management, help desk and desk side support and program management and professional services. IT Solutions serves commercial, educational and governmental customers. During 2002, IT Solutions finalized sale agreements for its business units in Germany, Austria and Portugal.  The transactions closed in January 2003.

            The worldwide competition in information technology products and services is intense.  Competition is very active in all solutions and services and comes from a number of principal manufacturers and other distributors and resellers of information technology solutions and services. Markets for solutions and services are highly price competitive. Additionally, many information technology product manufacturers are bypassing traditional information technology resellers in favor of direct manufacturer relationships with the ultimate end-users. IT Solutions' North American headquarters are in Newport, Kentucky; its European headquarters are in Munich, Germany.

GE Equity

GE Equity manages equity investments in early-stage, early growth, pre-IPO companies. GE Equity's portfolio consists primarily of direct investments in convertible preferred and common stocks in both public and private companies; GE Equity also participates in certain investment limited partnerships. The portfolio includes investments in the technology and communications, media and entertainment, business services, financial services and healthcare sectors. The portfolio is geographically diversified with investments located throughout the United States, as well as in Latin America, Europe and Asia. Effective in the fourth quarter of 2002,  GE Equity will no longer make new investments in private companies.

GE Equity will continue to give financial support to companies within its existing portfolio.  The existing portfolio will be managed for maximum value over time, eventually winding down. GE Equity headquarters are in Stamford, Connecticut.

American Communications

American Communications (Americom) engaged primarily as a satellite service supplier to a diverse array of customers, including the broadcast and cable TV industries, as well as broadcast radio. It also supplied integrated communications services for government and commercial customers. Americom also operated communications satellites and maintained a supporting network of earth stations, central terminal offices, and telemetry, tracking and control facilities. On November 9, 2001, we exchanged our satellite operations, comprising the stock of Americom and other related assets and liabilities, for a combination of cash and 31% of the publicly-traded stock of SES Global, a leading satellite company, in order to create the world's largest satellite services provider.  Our investment in SES Global is accounted for on the equity method within GE Commercial Finance.

Wards

We acquired control of Montgomery Ward, LLC (Wards) from August 2, 1999, upon Wards emergence from bankruptcy reorganization, to December 28, 2000, when Wards again filed for bankruptcy protection. Wards is substantially liquidated.

REGULATIONS AND COMPETITION

Our activities are subject to a variety of federal and state regulations including, at the federal level, the Consumer Credit Protection Act, the Equal Credit Opportunity Act and certain regulations issued by the Federal Trade Commission. A majority of states have ceilings on rates chargeable to customers in retail time sales transactions, installment loans and revolving credit financing. Insurance and reinsurance operations are subject to regulation by various state insurance commissions or foreign regulatory authorities, as applicable. Our international operations are subject to regulation in their respective jurisdictions. To date, compliance with such regulations has not had a material adverse effect on our financial position or results of operations.

            The businesses in which we engage are highly competitive. We are subject to competition from various types of financial institutions, including banks, thrifts, investment banks, broker-dealers, credit unions, leasing companies, consumer loan companies, independent finance companies, finance companies associated with manufacturers and insurance and reinsurance companies.

BUSINESS AND ECONOMIC CONDITIONS

Our businesses are generally affected by general business and economic conditions in countries in which we conduct business. When overall economic conditions deteriorate in those countries, there generally are adverse effects on our operations, although those effects are dynamic and complex. For example, a downturn in employment or economic growth in a particular national or regional economy will generally increase the pressure on customers, which generally will result in deterioration of repayment patterns and a reduction in the value of collateral. However, in such a downturn, demand for loans and other products and services we offer may actually increase. Interest rates, another macro-economic factor, are important to our businesses. In the lending and leasing businesses, higher real interest rates increase our cost to borrow funds, but also provide higher levels of return on new investments. For our operations that are less directly linked to interest rates, such as the insurance operations, rate changes generally affect returns on investment portfolios.

FORWARD LOOKING STATEMENTS

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.